Exhibit 10.1

COMMON TO PREFERRED STOCK EXCHANGE AGREEMENT

     THIS Common to Preferred Stock Exchange Agreement (hereinafter referred to as the “Agreement”) is dated as of November 21, 2011 (the “Effective Date”), by and between the investors, listed in Exhibit A, attached hereto, and the signature page to this Agreement (each individually an “Investor” and collectively the “Investors”) and Kranem Corporation, a Colorado corporation (the “Company”). The Investors and the Company are sometimes hereinafter referred to collectively as the “Parties” and individually as a “Party.”

     WHEREAS, each Investor warrants and represents that it is the record owner of the number of shares of the common stock (the “Common Stock”) of the Company (“Investor’s Shares”) set forth opposite such Investor’s name under the Amount of Common Shares column set forth in Exhibit A attached hereto;

     WHEREAS, each of the Investors has owned its Investor’s Shares for less than six months and such Investor’s Shares are not currently freely tradeable; and

     WHEREAS, each Investor has requested the Company to allow it to convert (the “Conversion”) its Investor’s Shares into convertible series A preferred stock (the “Series A Preferred Stock”) of the Company at a ratio of 1 share of Series A Preferred Stock for each 100 shares of the Common Stock (the “Conversion Ratio”), which is set forth opposite the Investor’s name under the Amount of Preferred Shares column set forth therein, and to convert such Preferred Shares back into Common Stock (the “Reconversion”) at its option, subject to the restrictions set forth herein, and the Company is willing to allow such Conversion at the Conversion Ratio under the terms and conditions of this Agreement.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

     1.     Conversion of the Investor’s Shares into Series A Preferred Stock and Cancellation of the Investor’s Shares. Subject to the terms and conditions of this Agreement, the Parties hereby agree to the Conversion of the Investor’s Shares at the Conversion Ratio. The Parties agree that the Investor’s Shares shall be cancelled and the Series A Preferred Stock shall be issued to the Investor on the Effective Date hereof. The Company shall deliver a stock certificate for the Series A Preferred Stock, including fractional shares, to the Investor for the Preferred Stock on or as soon as possible after the Effective Date hereof. The Series A Preferred Stock shall have the designations, powers, rights, preferences, qualifications, restrictions and limitations as set forth herein. The Investors shall receive the same cash or stock dividend that is received by the Company’s Common Stock shareholders. Notwithstanding anything to the contrary herein, all voting of shareholders of the Company shall be as a single class on an “as-converted” basis using the Reconversion Ratio, as defined in section 2.a below, as adjusted from time to time pursuant to section 2.b below. The Parties agree and each of the Investors acknowledge that shareholding voting shall not be by classes or series of stock unless the Company’s articles of incorporation are subsequently amended to provide for voting by classes or series.

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     2.     The Conditions of the Conversion of the Preferred Stock into Common Stock. The Parties agree that the Series A Preferred Stock may be converted to Common Stock (the “Reconversion”), at the option of the Investor, under the following terms and conditions:

          a.     The initial conversion ratio of the Preferred Stock back into the Common Stock shall be one share of Preferred Stock for 100 shares of Common Stock (the “Reconversion Ratio”).

          b.     The Reconversion Ratio shall be adjusted proportionally to reflect Common Stock splits, Common Stock or Preferred Stock dividends issued to holders of the Common Stock, and/or comparable corporate transaction after the Effective Date hereof.

          c.     The Reconversion shall be at the option of the Investor provided however the Reconversion shall not be allowed until the Company has notified the Investor that it has sufficient authorized Common Stock to allow the Reconversion to occur and.

     3.     Each of the Investors represents that it has (i) good title to the Investor’s Shares standing in its name on the books of the Company, and (ii) all necessary power and authority to enter into and perform this Agreement. The Investor (i) accepts ownership of the Series A Preferred Shares issued pursuant to this Agreement, (ii) assumes all of the rights, privileges and obligations of the Series A Preferred Shares, and (iii) agrees to be bound by the terms and conditions of this Agreement.

     4.     The Company warrants and represents that

          a.     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has full corporate power and authority to own and hold its properties and to conduct its business as described in the Company’s SEC Reports. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business requires qualification or good standing, except for any failure to be so qualified or be in good standing that would not have a material adverse effect.

          b.     The shares of Series A Preferred Stock and the Common Stock issuable upon Reconversion of the Series A Preferred, when issued, will be validly issued, fully paid and non-assessable and will be free and clear of all liens and will not be subject to any preemptive rights or other similar rights of any other person or entity.

          c.     No consents, filings, authorizations or other actions of any governmental authority are required to be obtained or made by the Company for the Company’s execution, delivery and performance of this Agreement which have not already been obtained or made. No consent, approval, waiver or other action by any person or entity under any agreement or contract to which the Company is a party or by which the Company or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a material adverse effect on the Company.

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     5.     Each of the Investors warrants and represents and confirms that:

          a.     The Investor is acquiring the Series A Preferred Stock and, upon Reconversion, the Common Stock solely for its own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

          b.     The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or any third person, with respect to any of the Investor’s Shares or the Series A Preferred Stock.

          c.     The Investor understands that the Series A Preferred Stock and the Common Stock into which the Series A Preferred Stock may be converted are characterized as “restricted securities” under the Federal Securities laws and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, the Investor represents it is familiar with SEC Rule 144 as presently in effect, and understands the resale limitations imposed thereby and by the Act, and that the Company has no obligations, and no current plans to satisfy the current information obligations of such rule.

          d.     The Investor has had an opportunity to ask questions of and receive answers, and has asked questions and has received answers, from the Company regarding the Company, its business and prospects and the terms and conditions of the sale of the Preferred Stock and the Common Stock into which the Preferred Stock may be converted. Investor has received all the information it considers necessary or appropriate for deciding whether to convert the Investor’s Shares into the Preferred Stock. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Conversion and Reconversion to be made by it hereunder.

          e.     The Investor has previously invested in securities of companies in the development stage and acknowledges it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits of converting the Investor’s Shares into Preferred Shares.

          f.     The Investor is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Act, as presently in effect.

          g.     No oral or written material representations have been made to the Investor in connection with the Investor’s Conversion of the Investor’s Shares into Series A Preferred Stock which were in any way inconsistent with the information reviewed by the Investor. The Investor acknowledges that in deciding whether to convert the Investor’s Shares hereunder, it has not relied on any representations or warranties of any type or description made by the Company or any of its representatives with regard to the Company, or any of its affiliates or subsidiaries, any of their respective businesses or properties, or the prospects of the investment contemplated herein.

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     6. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado.

     7. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     8. This Agreement shall be binding upon the Investor, successors, assigns and legal representatives of the Parties hereto.

     9. This Agreement may be signed by facsimile and executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as the Effective Date.

THE INVESTORS	THE COMPANY

Empire Capital Partners LP

Signature: /s/ Peter J. Richards	Signature: /s/ Edward Miller
Name: Peter J. Richards	Name: Edward Miller
Title: Managing Partner	Title: CFO

Peter Richards

Signature: /s/ Peter J. Richards
Name: Peter J. Richards

Fecund Investments S.A	Extant Investments Ltd.

Signature: /s/ Rosabelle Neol-Bradburn	Signature: /s/ Ineeze Anacoura
Name: Rosabelle Neol-Bradburn	Name: Ineeze Anacoura
Title: Director	Title: Director

Xalted Holding Corporation	Investco Alliance Inc.

Signature: /s/ Ajay Batheja	Signature: /s/ Janette Powell
Name: Ajay Batheja	Name: Janette Powell authorized signatory
Signed on behalf of Glenside Limited
Title: CEO	Title: Director

[Signature Page Stock Exchange Agreement]

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EXHIBIT A
INVESTORS

		Amount of	Amount of
	Name of Investor	Common Shares	Preferred Shares

1.	Fecund Investments S.A	5,235,400	52,354.00
2.	Extant Investments Ltd.	5,235,395	52,353.95
3.	Empire Capital Partners, L.P.	2,991,655	29,916.65
4.	Peter Richards	1,495,830	14,958.30
5.	Xalted Holding Corporation	11,634,220	116,342.20
6.	Investco	6,648,125	66,481.25
		33,240,625	332,406.25

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